LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                         CONGRESS FINANCIAL CORPORATION

                                    AS LENDER

                                       AND

                           LONDON FOG INDUSTRIES, INC.

                               PACIFIC TRAIL, INC.

                         THE SCRANTON OUTLET CORPORATION

                                  AS BORROWERS

                           DATED: AS OF MAY ___, 1997


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                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS......................................................  1

SECTION 2.   CREDIT FACILITIES............................................... 16
         2.1  Loans.......................................................... 16
         2.2  Letter of Credit Accommodations................................ 19
         2.3  Availability Reserves.......................................... 23

SECTION 3.   INTEREST AND FEES............................................... 23
         3.1  Interest....................................................... 23
         3.2  Closing Fee.................................................... 26
         3.3  Servicing Fee.................................................. 26
         3.4  Unused Line Fee................................................ 26
         3.5  Supplemental B Loan Fee........................................ 27
         3.6  Changes in Laws and Increased Costs of Loans................... 27

SECTION 4.  CONDITIONS PRECEDENT............................................. 28

         4.1  Conditions Precedent to Initial Loans and Letter
              of Credit Accommodations....................................... 28
         4.2  Conditions Precedent to All Loans and Letter of
              Credit Accommodations.......................................... 31

SECTION 5.   SECURITY INTEREST............................................... 31

SECTION 6.   COLLECTION AND ADMINISTRATION................................... 33
         6.1  Borrowers' Loan Accounts....................................... 33
         6.2  Statements..................................................... 33
         6.3  Collection of Accounts......................................... 33
         6.4  Payments....................................................... 35
         6.5  Authorization to Make Loans.................................... 36
         6.6  Use of Proceeds................................................ 36

SECTION 7.   COLLATERAL REPORTING AND COVENANTS.............................. 37
         7.1  Collateral Reporting........................................... 37
         7.2  Accounts Covenants............................................. 38
         7.3  Inventory Covenants............................................ 40
         7.4  Equipment Covenants............................................ 41
         7.5  Appraisals of Intellectual Property Intangibles................ 42
         7.6  Power of Attorney.............................................. 42
         7.7  Right to Cure.................................................. 43
         7.8  Access to Premises............................................. 43

SECTION 8.   REPRESENTATIONS AND WARRANTIES.................................. 43
         8.1  Corporate Existence, Power and Authority;
              Subsidiaries................................................... 44
         8.2  Financial Statements; No Material Adverse Change............... 44
         8.3  Chief Executive Office; Collateral Locations................... 44
         8.4  Priority of Liens; Title to Properties......................... 45
         8.5  Tax Returns.................................................... 45
         8.6  Litigation..................................................... 45

                                       (i)


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         8.7  Compliance with Other Agreements and Applicable
              Laws........................................................... 46
         8.8  Environmental Compliance....................................... 47
         8.9  Credit Card Agreements......................................... 48
         8.10 Employee Benefits.............................................. 48
         8.11 Bank Accounts.................................................. 49
         8.12 Interrelated Businesses........................................ 49
         8.13 Accuracy and Completeness of Information....................... 50
         8.14 Survival of Warranties; Cumulative............................. 50

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS.............................. 50
         9.1  Maintenance of Existence....................................... 50
         9.2  New Collateral Locations....................................... 51
         9.3  Compliance with Laws, Regulations, Etc......................... 51
         9.4  Payment of Taxes and Claims.................................... 51
         9.5  Insurance...................................................... 52
         9.6  Financial Statements and Other Information..................... 52
         9.7  Sale of Assets, Consolidation, Merger,
              Dissolution, Etc............................................... 54
         9.8  Encumbrances................................................... 55
         9.9  Indebtedness................................................... 56
         9.10 Loans, Investments, Guarantees, Etc............................ 58
         9.11 Dividends and Redemptions...................................... 59
         9.12 Transactions with Affiliates................................... 59
         9.13 Credit Card Agreements......................................... 59
         9.14 Compliance with ERISA.......................................... 60
         9.15 Additional Bank Accounts....................................... 61
         9.16 Capital Expenditures........................................... 61
         9.17 EBITA.......................................................... 61
         9.18 Cleanup and Excess Availability................................ 62
         9.19 Costs and Expenses............................................. 62
         9.20 Certain Notices................................................ 63
         9.21 Further Assurances............................................. 63

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES................................. 64
         10.1 Events of Default.............................................. 64
         10.2 Remedies....................................................... 66

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW ... 68
         11.1 Governing Law; Choice of Forum; Service of
              Process; Jury Trial Waiver..................................... 68
         11.2 Waiver of Notices.............................................. 69
         11.3 Amendments and Waivers......................................... 70
         11.4 Waiver of Counterclaims........................................ 70
         11.5 Indemnification................................................ 70

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS................................ 71
         12.1 Term........................................................... 71
         12.2 Appointment of Borrowers' Agent................................ 72
         12.3 Notices........................................................ 73
         12.4 Partial Invalidity............................................. 73


                                      (ii)

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         12.5 Successors..................................................... 73
         12.6 Entire Agreement............................................... 74



                                      (iii)


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                                    INDEX TO

                             EXHIBITS AND SCHEDULES

     Exhibit A                          Information Certificate

     Schedule 6.3                       Bank Accounts

     Schedule 8.4                       Existing Liens

     Schedule 8.7                       Permits

     Schedule 8.8                       Environmental Disclosure

     Schedule 8.9                       Credit Card Agreements

     Schedule 8.10                      Employee Benefits

     Schedule 9.9                       Existing Indebtedness

     Schedule 9.10                      Loans, Investments, Guarantees


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                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement dated May __, 1997 is entered into by and among Congress Financial Corporation, a California corporation ("Lender") and London Fog Industries, Inc., a Delaware corporation ("LFI"), Pacific Trail, Inc., a Washington corporation ("PTI"), and The Scranton Outlet Corporation, a Delaware corporation ("SOC"; and together with LFI and PTI, individually referred to as a "Borrower" and collectively, as "Borrowers").

                              W I T N E S S E T H:

     WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers shall, unless the context otherwise expressly provides, mean each and all of them, individually and collectively, jointly and severally. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3 or cured in a manner


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satisfactory  to Lender,  if such Event of Default is capable of being  cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation, Credit Card Receivables.

     1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations that would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of any Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect outstanding Letter of Credit Accommodations as

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provided  in Section  2.2 hereof or (e) as  otherwise  provided  in Section  2.3 hereof or elsewhere in this Agreement.

     1.4 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.5 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.6 "Capital Expenditures" shall mean all expenditures for any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which should be capitalized on a balance sheet in accordance with GAAP, whether acquired by way of purchase, capital or finance lease, increased product service charges, offset items or otherwise.

     1.7 "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

     1.8 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.9 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.10 "Cost" shall mean, as to Inventory as of any date, the cost of such Inventory as of such date, determined on a first-in- first-out basis in accordance with GAAP.

     1.11 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to a Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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     1.12 "Credit Card  Agreements"  shall mean all agreements (oral or written)
now or hereafter entered into by a Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements identified on Schedule 8.9 hereto.

     1.13 "Credit Card Issuer" shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and NOVUS Services, Inc.

     1.14 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of a Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including, but not limited to, National Data Payment Systems, Inc., American Express Travel Related Services Company, Inc. and NOVUS Services, Inc.)

     1.15 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

     1.16 "EBITA" shall mean, for any measurement period, the Net Income (Loss) for such period, plus (a) to the extent deducted in arriving at Net Income
(Loss) for such period, Interest Expense, write-off or amortization of deferred financing costs, provision for Federal, state, local and foreign income taxes, amortization expense, and any non-cash charges or non-cash losses (other than inventory write-downs, but including, without

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limitation,  increases in the amount of multiemployer  pension plan liabilities, loss attributable to changes in accounting principles and loss on sale or other disposition of assets not in the ordinary course of business (other than loss on
sale  or  other   disposition  of   inventory),   and  the  amount  of  non-cash
restructuring expenses), minus (b) to the extent included in determining Net Income (Loss) for such period, gains attributable to the effect of change in accounting principles adopted by Borrowers, income tax benefit, extraordinary gains and other non-operating income, such as, but not limited to, gains from the sale or other disposition of assets other than in the ordinary course of business, or from the sale of shares of Capital Stock, or income or gains from forgiveness of indebtedness or from reduction of multiemployer pension plan liabilities or from reversal of restructuring or other expenses and any non-cash
gains,   minus  (c)  any  payments   made  during  such  period  in  respect  of
multiemployer pension plan liabilities in excess of the amount equal to $500,000 multiplied by the number of fiscal quarters included in such period, plus (d) with respect to the determination of EBITA for any period during or comprising the fiscal year ending the last Saturday in February, 1998, up to an aggregate of $2,000,000 of cash restructuring charges relating to the closing of LFI's Baltimore, Maryland manufacturing facility, in each case under clauses (a), (b) and (d), determined for Borrowers and their subsidiaries for such period, on a consolidated basis in accordance with GAAP.

     1.17 "Eligible Accounts" shall mean, as to each Borrower, Accounts created by such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower in the ordinary course of the business of Borrowers which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than seventy-five (75) days after the original maturity date of the invoice therefor or more than one hundred fifty (150) days after the date of the original invoice for them;

          (c) such Accounts do not consist of Credit Card Receivables;

          (d) such Accounts  comply with the terms and  conditions  contained in
Section 7.2(c) of this Agreement;

          (e) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (f) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or at Lender's option, if the chief executive office of the account debtor with respect to such Account is not located in the United States of America, Lender may deem such Accounts to be Eligible Accounts if: (i) such Account is payable only in the United States of America and in U.S. dollars and (ii) either: (A) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof has been notified of the assignment of the proceeds of such letter of credit to Lender, (B) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (C) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (g) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except, as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take delivery of the goods related thereto and pay such invoice;

          (h) the account debtor with respect to such Accounts has not asserted a counterclaim, chargeback, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

          (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (j) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is any other Borrower or a subsidiary thereof or an officer, employee or agent or an affiliate of such Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, if upon Lender's request, such Borrower has complied with the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, in a manner satisfactory to Lender;

          (m) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (n) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts or, in the case of each of Federated Department Stores, Inc., May Department Stores Company, Dayton-Hudson Corporation and Dillard Department Stores, Inc., or its respective affiliates, more than forty (40%) percent of all otherwise Eligible Accounts, of all Borrowers considered in the aggregate (but the portion of the Accounts not in excess of the applicable percentage set forth in this subsection may be deemed Eligible Accounts);

          (o) such Accounts are not owed by an account debtor whose Accounts owed to one or more Borrowers that are unpaid more than seventy-five (75) days after the original maturity date of the invoice therefor or more than one hundred fifty (150) days after the date of the original invoice for them, constitute more than fifty (50%) percent of the total Accounts of such account debtor owed to all Borrowers considered in the aggregate;

          (p) such Accounts are owed by account debtors whose total indebtedness to all Borrowers, considered in the aggregate, does not exceed the credit limit with respect to such account debtors, if any, as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

          (q) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.18 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods (including Warehouse In-Transit Goods and Non-Warehouse In- Transit Goods) held for resale in the ordinary course of the business of Borrowers and raw materials of such Borrower for the production of such finished goods, in each case that are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in Borrowers' business; (c) Inventory at premises other than those owned and controlled by a Borrower located in the United States, except for (i) Inventory at retail store locations (including temporary sites used for closeout liquidation events) of a Borrower in the United States which are leased by it if either (A) Lender shall have received a Landlord Agreement (as defined below) duly authorized, executed and delivered by the owner and lessor of such premises or (B) if Lender has not received such Landlord Agreement, then Lender shall have established an Availability Reserve in an amount acceptable to Lender in respect of amounts due or to become due to the owner and lessor of such retail store location; provided, that, such Borrower shall use its reasonable best efforts to obtain the Landlord Agreement with respect to each of such locations, (ii) Inventory at other locations of a Borrower in the United States which are leased by it or operated by third party warehousemen or that are owned by it subject to a mortgage in favor of any Person other than Lender and otherwise permitted hereunder, if Lender shall have received an agreement in writing from the owner and lessor, or operator of such premises, or in the case of mortgaged premises, from the mortgagee thereof, in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral (such agreement, a "Landlord Agreement", "Warehouseman's Agreement" or "Mortgagee Agreement", as applicable) and (iii) Inventory consisting of finished goods sold on consignment to third parties and located at retail stores in the United States that are operated by the consignee, if Lender shall have received an agreement in writing from the consignee of such Inventory acknowledging Lender's first priority security interest in such Inventory, waiving claims by such person against such Inventory unless paid for and provided Lender is satisfied with the creditworthiness of the consignee and shall have received such other legal documentation (including a Landlord Agreement or Mortgagee Agreement from the consignee's landlord and mortgagee and acknowledgements from consignee's secured parties) deemed necessary to Lender, all of which to be acceptable to Lender; (d) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (e) bill and hold goods; (f) slow-moving Inventory to the extent of increases thereof since the most recent field examination conducted by Lender prior to the date of determination of Eligible Inventory;
(g) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (h) damaged and/or defective Inventory to the extent not written-down to an amount acceptable to Lender; (i) returned Inventory that is not first quality and held for resale without the need for further preparation or processing (other than normal cleaning and pressing), to the extent not written-down to an amount acceptable to Lender (j) Inventory to be returned to vendors; (k) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered; (l) Inventory that is in transit to a Borrower's location in the United States unless Lender has a first priority security interest and control of the documents of title covering such goods; and
(m) samples. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.19 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between a Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.20 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.21 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.22 "ERISA Affiliate" shall mean any person required to be aggregated with a Borrower or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.23 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by or by LFI on behalf of and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by a Borrower.

     1.24 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.25 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.26 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the aggregate amount of the Primary Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, plus the amount of Supplemental A Loans and Supplemental B Loans then available to Borrowers, subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit less the face amount of outstanding Letter of Credit Accommodations, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (other than the face amount of outstanding Letter of Credit Accommodations), plus (ii) the aggregate amount of all trade payables of Borrowers that are more than sixty (60) days past due as of such time, other than those that are being disputed by Borrowers in good faith.

     1.27 "Existing Senior Lenders" shall mean the existing secured working capital lenders to LFI, and The Chase Manhattan Bank, a New York banking corporation, as agent for such lenders, pursuant to that certain Amended and Restated Credit Agreement dated as of May 31, 1995, as amended.

     1.28 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, intercreditor and/or subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.29 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board(s) which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.30 "Guarantors" shall mean, individually and collectively, each Person that at any time guarantees payment or performance of all or any portion of the Obligations, including, as of the date hereof, PTI Holding Corp., a Nevada corporation, PTI Top Company, Inc., a Nevada corporation, Star Sportswear Manufacturing Corp., a Delaware corporation, Matthew Manufacturing Co., Inc., a Maryland corporation, Washington Holding Company, a Georgia corporation, Clipper Mist, Inc., a Maryland corporation, London Fog Sportswear, Inc., a Delaware corporation and The Mounger Corporation, a Washington corporation, and their respective successors and assigns.

     1.31 "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets, provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.32 "Intellectual Property Intangibles" shall mean, as to each Borrower, trademarks, tradenames and patents owned by such Borrower and royalties payable to such Borrower under licenses with respect thereto.

     1.33 "Interest Expense" shall mean, for any period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on a consolidated statement of operations of Borrowers and their subsidiaries prepared on a consolidated basis in accordance with GAAP, excluding amortization of deferred financing costs.

     1.34 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.35 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of three-quarters of one (3/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, subject to adjustment pursuant to the provisions of
Section 3.1(e) hereof, a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers or by LFI on behalf of Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request by Borrowers or by LFI on behalf of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower); provided, that: the Interest Rate shall be increased to a rate two (2%) percent per annum in excess of the pre-default variable rate as to Prime Rate Loans and to a rate two (2%) percent per annum in excess of the pre-default variable rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period on and after (i) the date of termination or non-renewal hereof and until such time as all non-contingent Obligations are fully and finally paid (notwithstanding entry of any judgment against any Borrower), or (ii) the date of the occurrence of any Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and (b) on the Loans at any time outstanding in excess of the amounts available to a Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     1.36 "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.37 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or, in Lender's discretion, any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer.

     1.38 "Loans" shall mean, collectively, the Primary Loans, the Supplemental A Loans and the Supplemental B Loans.

     1.39 "Maximum Credit" shall mean $150,000,000, except that for the period from the date hereof through April 30, 1998, such term shall mean $140,000,000.

     1.40 "MetLife" shall mean MetLife Capital Financial Corp., a Delaware corporation, and its successors and assigns.

     1.41 "Net Amount of Eligible Accounts" shall mean, as to each Borrower, (a) the aggregate gross amount of Eligible Accounts of such Borrower less (b) sales, excise or similar taxes included in the amount thereof and less (c) without duplication of amounts deemed excluded from Eligible Accounts pursuant to the criteria set forth herein or established by Lender hereunder, returns (including accruals for unprocessed returns that have been received by Borrowers), discounts (including cash discount reserves), claims, credits and allowances (including cooperative advertising allowances) of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.42 "Net Income (Loss)" shall mean, for any fiscal period, the aggregate net income (or loss) after provision (benefit) for federal, state, local and foreign income taxes of Borrowers and their subsidiaries, if any, for such period, determined on a consolidated basis in accordance with GAAP.

     1.43 "Net Recovery Cost Percentage" as to Inventory at any time shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth as the mid-range recovery amount in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating and occupancy expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

     1.44 "Non-Warehouse In-Transit Goods" shall mean Eligible Inventory of a Borrower consisting of finished goods in transit to a warehouse, retail store of a Borrower or third party location, in each case maintained as an Eligible Inventory location hereunder covered by documents of title with respect to which Lender has possession or control.

     1.45 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all Borrowers under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.46 "Obligor" shall mean any Guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

     1.47 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.48 "Permits" shall have the meaning set forth in Section 8.7 hereof.

     1.49 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.50 "Primary Loans" shall mean the loans made to or for the benefit of Borrowers by Lender on a revolving basis (including advances, repayments and readvances) as set forth in Sections 2.1(a)(i) and 2.1(a)(ii) hereof.

     1.51 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.52 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     1.53 "Real Property" shall mean all now owned and hereafter acquired real property of a Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

     1.54 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

     1.55 "Reference Bank" shall mean CoreStates Bank, N.A. or such other bank as Lender may designate from time to time.

     1.56  "Renewal  Date"  shall have the  meaning  set forth in  Section  12.1 hereof.

     1.57 "Supplemental A Loans," shall mean the loans made to or for the benefit of Borrowers on a revolving basis (including advances, repayments and readvances) as set forth in Section 2.1(a)(iii) hereof.

     1.58 "Supplemental B Loans" shall mean the loans made to or for the benefit
of  Borrowers  on  a  revolving  basis  (including   advances,   repayments  and
readvances) as set forth in Section 2.1(a)(iv) hereof.

     1.59 "Subordinated Lenders" shall mean, individually and collectively, the subordinated lenders to LFI and The Chase Manhattan Bank as agent for such lenders pursuant to the Subordinated Loan Documents, and their respective successors and assigns.

     1.60 "Subordinated Loan Documents" shall mean, collectively, the Term Loan Agreement and the Note Agreement, each dated as of May 31, 1995, and the Credit Agreement dated as of May 20, 1994, each as amended, among the Subordinated Lenders and LFI, together with all documents and instruments that from time to time evidence the indebtedness of LFI and its subsidiaries to the Subordinated Lenders or secure or support payment or performance thereof.

     1.61 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value.

     1.62 "Warehouse In-Transit Goods" shall mean Eligible Inventory of a Borrower consisting of finished goods located in a warehouse of a Borrower maintained as a location of Eligible Inventory hereunder prior to such Inventory being entered into the warehouse computer inventory system of Borrowers as goods on hand in such warehouse.

SECTION 2. CREDIT FACILITIES

     2.1 Loans.

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrowers, from time to time in amounts requested by Borrowers or LFI as agent for Borrowers, up to the amount equal to the sum of:

               (i) eighty (80%) percent of the Net Amount of Eligible Accounts of LFI and PTI; plus

               (ii) the sum of: (A) fifty (50%) percent of the Value of Eligible Inventory of Borrowers consisting of raw materials, plus (B) the amount equal to: (1) sixty-eight (68%) percent during the period January 1 through and including April 30 in each calendar year, or (2) eighty-three (83%) percent during the period May 1 through and including December 31 in each calendar year, of the Value of Eligible Inventory of Borrowers consisting of finished goods; plus

               (iii) the amount equal to: (A) $10,000,000 during the months of March and September in each calendar year, or (B) $20,000,000 during the period of April 1 through and including August 31 in each calendar year; plus

               (iv) subject to the limitations set forth in Section 2.1(d) hereof, available in the calendar years 1998 and 1999, for any one period in each such calendar year not to exceed thirty (30) consecutive days during the period of May 1 through and including July 31 of the same calendar year, an amount not to exceed the lesser of: (A) $10,000,000 or (B) fifteen (15%) percent of the Value of Eligible Inventory consisting of finished goods; less

               (v) any Availability Reserves.

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to LFI as agent for Borrowers, reduce the lending formula with respect to (i) Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect, or (ii) Eligible Inventory to the extent that Lender determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the nature, quality or mix of the Inventory has deteriorated or (C) there is a decrease in the Net Recovery Cost Percentage after the date hereof. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves. Notwithstanding the foregoing, at no time shall the applicable lending percentage set forth above in
Section 2.1(a)(ii)(B) exceed the percentage, rounded to the nearest whole percent, equal to ninety (90%) percent multiplied by the Net Recovery Cost Percentage of Inventory of Borrowers at such time; provided, that in the case of the lending percentages applicable in the calendar months of May and June in any year, the Net Recovery Percentage for the "peak season" (as referred to in the most recent appraisal received by Lender in accordance with Section 7.3) shall be used instead of the Net Recovery Cost Percentage otherwise applicable to such calendar months, notwithstanding that such months do not fall within the "peak season" as identified in such appraisal.

          (c) Notwithstanding the foregoing, at no time shall the amount of Supplemental A Loans exceed an amount equal to seventy (70%) percent of the fair market value of the Intellectual Property Intangibles as determined by the most recent acceptable appraisal of Intellectual Property Intangibles received by Lender in accordance with Section 7.5 hereof, or, in lieu of such maximum amount in the case only of Supplemental A

Loans available during any period specified in Section 2.1(a)(iii) which falls within the period from the date hereof through the date of receipt by Lender of the first such appraisal of Intellectual Property Intangibles delivered or caused to be delivered after the date hereof under Section 7.5 hereof, the amount of $20,000,000.

          (d) In addition to the other terms and provisions of this Agreement (including the conditions precedent to Loans and Letter of Credit Accommodations set forth herein), Supplemental B Loans shall only be available to Borrowers in any calendar year referred to in Section 2.1(a)(iv), if each of the following additional conditions precedent are satisfied, as determined by Lender:

               (i) there shall have been no outstanding Loans for at least thirty (30) consecutive days during the period from December 1 of the calendar year ending prior to the request for Supplemental B Loans through and including March 31 of the then-current calendar year;

               (ii) Excess Availability shall have been greater than $15,000,000 for each of at least thirty (30) consecutive days during which there were no outstanding Loans, as referred to in Section 2.1(d)(i) above;

               (iii) the EBITA of Borrowers and their subsidiaries for the fiscal year most recently ended prior to the request for Supplemental B Loans, shall have been not less than $10,000,000, as shown in the unaudited consolidated financial statements prepared by Borrowers in accordance with GAAP and delivered to Lender, subject to confirmation by the annual audited financial statements delivered to Lender within the time, in the form and accompanied by the audit report and opinion required under Section 9.6(a)(ii) hereof;

               (iv) Lender shall have received updated appraisals of Inventory and Intellectual Property Intangibles, each acceptable to Lender, on or prior to April 15th of such year, the results of which shall confirm that there has been no decline in the values or anticipated recovery from those set forth in the appraisal reports by Buxbaum Ginsburg & Associates, Inc. as of February 22, 1997 as to the Inventory and by Daley-Hodkin Appraisal Corporation as of April 1997 as to the Intellectual Property Intangibles, each received by Lender prior to the date hereof;

               (v) Lender shall have received at or before the end of the fiscal year most recently ended prior to the request for Supplemental B Loans, financial projections for the next fiscal year of Borrowers based on the reasonable good faith assumptions of senior management of Borrowers, reflecting borrowing availability under the lending formulas set forth herein for such fiscal year deemed by Lender in good faith to be adequate in light of the anticipated needs of the business; and

               (vi) the Value of Inventory of Borrowers at the end of the March fiscal month ending in such calendar year, as reported to Lender in the financial report for such month delivered under Section 9.6(a) hereof (and which shall be received by Lender prior to the request for Supplemental B Loans), shall be no more than fifteen (15%) percent greater than the Value for such month set forth in the financial projections applicable to such March fiscal month, as provided by Borrowers to Lender on or before the end of the fiscal year most recently ended prior thereto.

          (e) The aggregate amount of Primary Loans outstanding at any time with respect to Eligible Inventory, plus the aggregate amount of Supplemental B Loans outstanding at any time, shall not exceed $125,000,000.

          (f) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimit under Section 2.1(e), the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

          (g) For purposes of applying the sublimit set forth in Section 2.1(e) hereof, Lender may treat the amount of its reliance on Eligible Inventory that is to be purchased under, or finished with labor the costs of which are to be paid under, outstanding Letter of Credit Accommodations, as a Primary Loan based on Eligible Inventory pursuant to Section 2.1(a)(ii). In determining the amount of such reliance, the outstanding Loans and Availability Reserves shall first be attributed to any available components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to available components of the lending formulas subject to such sublimit.

     2.2 Letter of Credit Accommodations.

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrowers or LFI as agent for

Borrowers,   Lender   agrees  to  provide  or  arrange   for  Letter  of  Credit
Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrowers pursuant to this
Section 2. Notwithstanding that any Letter of Credit Accommodation may designate, or any application therefor may designate or be signed by, only one Borrower as account party, each of the Borrowers shall be jointly and severally liable for all Obligations in respect of all Letter of Credit Accommodations or relating thereto (in addition to all other Obligations).

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum for (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all non-contingent Obligations and cash collateral (or a standby letter of credit in favor of Lender acceptable to Lender in all respects) sufficient to cover all Obligations in respect of outstanding Letter of Credit Accommodations or relating thereto (notwithstanding entry of a judgment against such Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available to Borrowers unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrowers (subject to the Maximum Credit, applicable sublimits and any Availability Reserves in effect immediately prior to such proposed issuance) are equal to or greater than (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory consisting of goods that are finished at the time of purchase or for the purposes of purchasing raw materials, in each case under terms requiring, as a condition of any drawing, the presentation of acceptable evidence of shipment of the subject goods to the United States in the form purchased, the percentage equal to one hundred (100%) percent minus the lending percentage applicable to such Eligible

Inventory under Section 2.1(a)(ii) above, multiplied by the sum of (A) the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts that Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory; (ii) if the proposed Letter of Credit Accommodations is for the purpose of paying labor costs related to the production of Eligible Inventory using raw materials located outside of the United States which are owned and have already been paid for by Borrowers, an amount equal to zero (0%) percent of the face amount thereof; and (iii) if the proposed Letter of Credit Accommodation is for any purpose, other than those set forth in Sections 2.2(c)(i) or 2.2(c)(ii), an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodations, an Availability Reserve shall be established in the applicable amount set forth in Sections 2.2(c)(i) or 2.2(c)(iii) hereof, subject to increase or decrease in the case of Letter of Credit Accommodations described in Section 2.2(c)(i), based on any change in the lending percentage applicable to such Eligible Inventory.

          (d) Except in Lender's discretion, the aggregate amount of all outstanding Letter of Credit Accommodations and any other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $80,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, or, if at any other time Borrowers furnish cash collateral to Lender for the Letter of Credit Accommodations, the Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed the agent of Borrowers. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of a Borrower. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in the name of a Borrower. Prior to an Event of Default, Lender shall cooperate reasonably with Borrowers in considering and presenting to the issuer Borrowers' requests regarding the matters described in clause (ii) of this Section 2.2(f).

          (g) Any rights, remedies, duties or obligations granted or undertaken by a Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by all Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of

Credit Accommodation, shall be deemed to have been undertaken by all Borrowers to Lender and to apply in all respects to all Borrowers.

     2.3 Availability Reserves. All Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Lender may establish and revise Availability Reserves to reflect: (a) inventory shrinkage; (b) the aggregate amount of deposits, if any, received by a Borrower from its retail customers in respect of unfilled orders for merchandise; (c) amounts past due in respect of sales, use and/or withholding taxes; (d) any rental payments, service charges or other amounts due to lessors, mortgagees or operators of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral, but limited, in the case of property covered by a Landlord Agreement, Mortgagee Agreement or Warehouseman's Agreement acceptable to Lender to amounts estimated by Lender as necessary to be paid in connection with the future exercise by Lender of its rights pursuant to such agreements or
(e) amounts owing by any Borrower to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements.

SECTION 3. INTEREST AND FEES

     3.1 Interest.

          (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) Borrowers or LFI as agent for Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from or on behalf of Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as determined by Lender: (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by or on behalf of Borrowers for Eurodollar Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by or on behalf of Borrowers shall not exceed the amount equal eighty-five (85%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans by virtue of this provision) and
(vii) Lender shall have determined that the Interest Period and Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by or on behalf of Borrowers. Any request by or on behalf of Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers or LFI as agent for Borrowers, convert to Prime Rate Loans upon the last day of the respective then-current Interest Period(s), in the event that (i) an Event of Default or act, condition or event which with the notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

          (e) The Interest Rate with respect to Eurodollar Rate Loans is subject to adjustment as follows:

               (i) If the EBITA of Borrowers and their subsidiaries is greater than $12,000,000 for the fiscal year of Borrowers ending the last Saturday in February, 1998 or any fiscal year commencing after the last Saturday in February, 1998, then the pre-default Interest Rate for Eurodollar Rate Loans will be reduced to two and one-half (2 1/2%) percent per annum above the Adjusted Eurodollar Rate.

               (ii) Each adjustment in the Interest Rate for Eurodollar Rate Loans shall be applicable to each then-operative Interest Period, effective as of the first day of the month in which Lender receives the delivery of audited financial statements of Borrowers and their subsidiaries for the applicable fiscal year showing that the required financial results were achieved, which audited financial statements shall be in the form required by Section 9.6(a) hereof, accompanied by the unqualified audit report and opinion thereon of independent certified public accountants acceptable to Lender, and such adjustment shall continue to be applicable to all Interest Periods commencing thereafter, subject to Section 3.1(e)(iv).

               (iii) No reduction in the pre-default Interest Rate for Eurodollar Rate Loans as described in this Section 3.1(e) shall become effective if, at the time a reduction would otherwise be made under this Section 3.1(e), an Event of Default exists or has occurred and is continuing.

               (iv) After the occurrence of a reduction in the pre-default Interest Rate for Eurodollar Rate Loans pursuant to this Section 3.1(e), in the event the EBITA of Borrowers and their subsidiaries shall be less than $12,000,000 with respect to any subsequent fiscal year, or if the audited financial statements are not timely delivered in the form and accompanied by the accountants report required under Section 3.1(e)(ii), the pre-default Interest Rate for Eurodollar Rate Loans shall revert to two and three-quarters (2 3/4%) percent per annum above the Adjusted Eurodollar Rate, applicable to all then-operative Interest Periods, effective as of the ninetieth (90th) day following the end of such fiscal year, and applicable to all Interest Periods thereafter, subject to the re-application of this Section 3.1(e) in subsequent fiscal years and (subject to Lender's default rights) as to the remainder of the then-current fiscal year upon the delivery after its due date of the audited financial statements in such form and accompanied by such report.

          (f) Without Lender's prior written consent, Borrowers and their subsidiaries shall not change their fiscal year from the period of fifty-two or fifty-three weeks ending the last Saturday in February.

     3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $1,125,000 which shall be fully earned as of the date hereof, $375,000 of which shall be payable on the date hereof, $375,000 of which shall be payable on the first anniversary of the date hereof, and $375,000 of which shall be payable on the second anniversary of the date hereof.

     3.3 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $10,000 for each month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations (other than Obligations fully covered by cash collateral held by Lender or a standby letter of credit in favor of Lender acceptable to Lender in all respects) are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.4 Unused Line Fee. Borrowers shall pay to Lender with respect to the calendar months of May through and including November (or part thereof) in each year while this Agreement is in effect, an unused line fee at a rate equal to one-half (1/2%) percent per annum calculated upon the amount by which $110,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during such month (or part thereof), which fee shall be payable on the first day following each applicable month, in arrears.

     3.5 Supplemental B Loan Fee. If any Supplemental B Loans are made at any time in any calendar year, or if any Supplemental B Loan availability is at any time in any calendar year necessary to cover Availability Reserves or otherwise maintain the outstanding Obligations within the lending formulas and subject to the sublimits and Availability Reserves provided herein (each such Supplemental B Loan or other such use of Supplemental B Loan availability, a "Supplemental B Usage"), Borrowers shall pay to Lender, with respect to each such calendar year, a fee equal to $100,000, which fee shall be earned and payable with respect to any calendar year as of the date of the initial Supplemental B Loan made or other Supplemental B Usage occurring in such calendar year.

     3.6 Changes in Laws and Increased Costs of Loans.

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, or to LFI as agent for Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans or by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral,

Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Lender shall have received, in form and substance satisfactory to Lender, a release agreement and all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Senior Lenders of their financing arrangements with LFI and its Subsidiaries and the termination and release by the Existing Senior Lenders of any interest in and to any assets and properties of Borrowers and its subsidiaries, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by them or their predecessors, as secured party, and any Borrower or any of its subsidiaries, as debtor, (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of the Existing Senior Lenders or a trustee acting on its behalf, in form acceptable for recording in the appropriate governmental office, and (iii) foreign termination and release documents with respect to all documents executed and/or filed in connection with foreign interests granted by Borrowers and/or any Obligor in favor of Existing Senior Lenders, if any;

          (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (c) Lender shall have received, in form and substance satisfactory to Lender, unlimited guarantees of payment of the Obligations by each Guarantor in favor of Lender, and, with respect to each Guarantor, (i) a security agreement by each such

Guarantor in favor of Lender, granting Lender a first priority security interest in each such Guarantor's assets, and (ii) UCC-1 financing statements with respect thereto, in each case duly authorized, executed and delivered by the parties thereto;

          (d) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor and subordination agreement from the Subordinated Lenders acknowledged and agreed to by Borrowers, providing for, among other things, (i) the subordination in priority of all security interests of the Subordinated Lenders in assets of Borrowers and Obligors to the security interests of Lender in such assets and the agreement of the Subordinated Lenders not to enforce or exercise their rights or remedies with respect to such security interests and claims against Borrowers and Obligors until the indefeasible payment and satisfaction in full of the Obligations, except as expressly permitted therein and (ii) the subordination in right of payment of all amounts now or hereafter owing by Borrowers and Obligors to the Subordinated Lenders to the indefeasible payment and satisfaction in full of the Obligations, except as expressly provided therein;

          (e) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (f) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair in any material amount or to any material extent the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (g) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers, including, without limitation, current agings of Accounts (setting forth Accounts outstanding at thirty (30), sixty (60) and seventy-five (75) day intervals), current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

          (h) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees, consignees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (i) Borrowers shall have established the Blocked Accounts and Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrowers with respect to such Blocked Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

          (j) Lender shall have received evidence, in form and substance satisfactory to Lender, that each Borrower has (i) directed the banks at which such Borrower maintains deposit accounts for the initial receipt of cash, checks and other items from such Borrower's retail store locations to transfer all immediately available funds deposited in such bank only to the Blocked Accounts as required pursuant to Section 6.3 hereof or as otherwise directed by Lender and (ii) notified such banks of the security interests of Lender in such funds and the other Collateral;

          (k) Lender shall have received Credit Card Acknowledgements in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

          (l) Lender shall have received a copy of an amendment to the Subordinated Loan Documents, in form and substance satisfactory to Lender, setting forth amended terms and provisions for the indebtedness evidenced by the Subordinated Loan Documents not inconsistent with the terms hereof and otherwise acceptable to Lender;

          (m) the Excess Availability as determined by Lender, as of the date hereof, shall not be less than $12,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (o) Lender shall have received, in form and substance satisfactory to Lender, the opinion letters of counsel to Borrowers with respect to the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters and Lender may reasonably request and of special trademark counsel to Lender with respect to the Intellectual Property Intangibles; and

          (p) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. SECURITY INTEREST

     To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     5.1 Accounts;

     5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment and fixtures), chattel paper, documents, instruments, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

     5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     5.4 Inventory;

     5.5 Equipment;

     5.6 Records; and

     5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6. COLLECTION AND ADMINISTRATION

     6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from any Borrower of any specific exceptions of such Borrower thereto within forty-five (45) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

     6.3 Collection of Accounts.

          (a) Borrowers shall establish and maintain, at their expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, subject to
Section 9.15, such other banks as Borrowers may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom any Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of a Borrower or otherwise describes the nature of the use of such deposit account by the applicable Borrower.

               (i) Borrowers shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrowers on each business day into the deposit accounts of Borrowers used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3. All such funds deposited into the separate deposit accounts shall be sent by wire transfer or via Automated

Clearing House transfer on a daily basis and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 6.3(a)(ii) below. Borrowers shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store locations of Borrowers are at any time deposited as provided above to send all funds deposited in such accounts by wire transfer on a daily basis to the Blocked Accounts and, if at any time required by Lender, Borrowers shall obtain the written agreement by such banks to do so. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

               (ii) Borrowers shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which Borrowers shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location to be sent as provided in Section 6.3(a)(i) above or shall themselves deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to Borrowers from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all amounts deposited in such Blocked Accounts or other funds received and collected by Lender, whether as proceeds of inventory or other Collateral or otherwise shall be the property of Lender.

          (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments under Section 6.3(a) will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account(s) on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit the Borrowers' loan account(s) on such day, and if not, then on the next Business Day.

          (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender; provided, that, if at any time the Excess Availability shall be less than $1,000,000, Borrowers shall promptly upon Lender's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall any such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The Obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the non-contingent Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing
Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and each Borrower does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrowers or LFI as agent for Borrowers or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of a Borrower or LFI as agent for Borrowers, or otherwise disbursed or established in accordance with the instructions of a Borrower or LFI as agent for Borrowers or in accordance with the terms and conditions of this Agreement.

     6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans and Letter of Credit Accommodations provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof,
(b) a back-up letter of credit, for the joint and several account of Borrowers, designating LFI as the account party thereon and having terms acceptable to Lender and the issuer thereof, in favor of the agent for the Existing Senior Lenders with respect to outstanding letters of credit issued pursuant to the existing working capital financing arrangements between LFI and the Existing Senior Lenders, and (c) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

     7.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category, (iii) agings of accounts payable, (iv) reports of sales for each category of Inventory, and (v) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (b) on a daily basis as required by Lender, a schedule of Accounts, credits and collections, (c) on a weekly basis or more frequently as Lender may request, (i) reports of sales of Inventory, indicating gross sales, returns, allowances and net sales, (ii) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to Borrowers related to the applicable documentary letter of credit and/or bill of lading number, if possible, (iii) reports of amounts of consigned Inventory held by consignees of Borrowers by consignor, (iv) reports of the Cost of the Inventory and of markdowns taken with respect to Inventory in Borrowers' retail stores, and (v) reports of outstanding Letter of Credit Accommodations identifying the applicable purposes of each based on the categories referred to in Section 2.2(c) hereof, (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers and (iv) reports by retail store location of sales and operating profits for each such retail store location; (e) agings of accounts receivable on a monthly basis or more frequently as Lender may request, setting forth the outstanding Accounts of each Borrower at thirty (30), sixty (60) and seventy-five (75) day intervals;
(f) as soon as available, but in any event not later than five (5) days after receipt by Borrowers, the monthly statements received by Borrowers from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements; and (g) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2 Accounts Covenants.

          (a) Borrowers shall notify Lender promptly of (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, in any instance involving an amount of $250,000 or more, (ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor, and (iii) any event or circumstance which, to any Borrower's knowledge, would cause Lender to consider any Accounts in an amount of $250,000 or more previously considered to be Eligible Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of Borrowers' business in accordance with the current practices of Borrowers as previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

          (b) Without limiting the other reporting obligations of Borrowers hereunder, Borrowers shall promptly report to Lender on a separate basis any return of Inventory by any one account debtor if the Inventory so returned has a value in excess of $250,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent. Each Borrower shall notify Lender promptly of: (x) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrowers, (y) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (z) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower.

          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted by a Borrower to any account debtor, Credit Card Issuer or Credit Card Processor, except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing: (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Accounts owed by such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

          (e) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (f) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

     7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) no Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) Borrowers shall, at their expense, once in every six (6) month period, but at any time or times as Lender may request at Lender's expense, or at Borrowers' expense any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) upon Lender's request, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Lender, a physical count of the Inventory in form, scope and methodology acceptable to Lender no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, the results of which shall be reported directly by such inventory counting service to Lender and Borrowers shall promptly deliver confirmation in a form satisfactory to Lender that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrowers' inventory records; (f) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) no Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory, except for (A) consignment arrangements in the ordinary course of business, with respect to which there exists appropriate legal documentation evidencing the terms of consignment and consignment filings against the consignee in favor of such Borrower assigned to Lender, and (B) the right of return given to retail customers of such Borrower in the ordinary course of the business of such Borrower in accordance with the then-current return policy of such Borrower; (i) Borrowers shall keep the Inventory in good and marketable condition; and (j) no Borrower shall, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

     7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) no Borrower shall remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower assumes all responsibility and liability arising from its use of the Equipment.

     7.5 Appraisals of Intellectual Property Intangibles. Borrowers shall at their expense, once in every twelve (12) month period, but at any time or times as Lender may request at Lender's expense, or at any time or times as Lender may request at Borrowers' expense on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Intellectual Property Intangibles, in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely.

     7.6 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account,
(vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other

Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or foreign equivalents thereof or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable judgment of a court of competent jurisdiction.

     7.7 Right to Cure. Lender may, at its option, (a) cure any default by a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against a Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge such Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.8 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

     Borrowers hereby, jointly and severally, represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which is a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

     8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property is bound. This Agreement and the other Financing
Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificate.

     8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, on a consolidated basis, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

     8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower is located at the address set forth below and each Borrower's Records concerning Accounts and Inventory are located at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies as of the date hereof any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and, to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

     8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral, subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets, subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (in the case of returns for sales and/or use taxes and, if the estimated liability of Borrowers is $250,000 or more, returns for any other taxes, without requests for extension, except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Borrower has collected and, when and if required by this Agreement, deposited in a separate bank account, and, in all events timely remitted when due to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which such Borrower owns any Inventory or owns or leases any other property, and under the applicable laws of any foreign jurisdiction.

     8.6 Litigation. Except as set forth on the Information Certificate, as of the date hereof, there is no present investigation by any governmental agency pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any

Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which has a reasonable likelihood of an adverse determination and which, if adversely determined against any Borrower, would result in any material adverse change in the assets, business or prospects of Borrowers, on a consolidated basis or would impair the ability of any Borrower to perform its Obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7 Compliance with Other Agreements and Applicable Laws.

          (a) No Borrower is in default in any respect under, or in violation in any respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to their business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all federal, state and local and foreign statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

          (b) Each Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business. Schedule 8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued to or held by Borrowers as of the date hereof by any federal, state, local or foreign governmental agency and any applications pending by Borrowers with such federal, state, local or foreign governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of such Borrower or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of such Borrower to perform its obligations under this Agreement or any of the other Financing Agreements or the rights and remedies of Lender under this Agreement or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     8.8 Environmental Compliance.

          (a) Except as set forth on Schedule 8.8 hereto, no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law in any material respect or any license, permit, certificate, approval or similar authorization issued to a Borrower thereunder and the operations of Borrowers comply in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 8.8 hereto, there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person pending or to the best of each Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by such Borrower nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties of Borrowers, or to the best of each Borrower's knowledge, releases, spills or discharges from any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials, or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which affects any Borrower or its business, operations or assets in any material respect.

          (c) Except as set forth in Schedule 8.8 hereto, no Borrower has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect in each case where the failure to obtain or maintain such licenses, permits, certificates, approvals or similar authorizations would have a material adverse effect on the assets or business of such Borrower or would impair the ability of such Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.9 Credit Card Agreements. Set forth on Schedule 8.9 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among each Borrower, any of its affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrowers under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrowers shall have entered into one of the Credit Card Agreements set forth on
Schedule 8.9 hereto or with whom Borrowers shall have entered into a Credit Card Agreement in accordance with Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligation of each Borrower party thereto and, to the best of each Borrower's knowledge, the other parties thereto, is enforceable in accordance with its respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Borrowers and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrowers to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

     8.10 Employee Benefits.

          (a) No Borrower has engaged in any transaction in connection with which any Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by any Borrower to be incurred with respect to any employee benefit plan of any Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of any Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which each Borrower or any of its ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

          (d) Except as set forth on Schedule 8.10 hereto, the current value of all vested accrued benefits under all employee benefit plans maintained by each Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) Except as disclosed on Schedule 8.10 hereto, no Borrower or any ERISA Affiliate of a Borrower is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA, and, except as disclosed on Schedule 8.10 hereto, no Borrower has any existing or future liability under any such multiemployer plan.

     8.11 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.15 below.

     8.12 Interrelated Businesses. Borrowers and Guarantors make up an interrelated organization of various entities constituting a single economic and business enterprise in which each of Borrowers and Guarantors shares an identity of interests such that any benefit received by any one of the Borrowers and Guarantors benefits the other Borrowers and Guarantors. Each of

Borrowers and Guarantors purchases or sells and supplies goods and renders or receives services to or from, or for the benefit of, the other such Persons and provides or receives other financial accommodations to or for the benefit of the other such Persons and administrative, marketing, payroll and management services to or from or for the benefit of, the other Borrowers and Guarantors. Borrowers and Guarantors have (i) substantially consolidated accounting, administrative, financial, computer, credit, legal and other services, and (ii) substantially common officers and directors and are identified to creditors as a common entity.

     8.13 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of any Borrower, which has not been fully and accurately disclosed to Lender in writing.

     8.14 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

     9.2 New Collateral Locations. Subject to Section 9.16 hereof with respect to certain Capital Expenditures, any Borrower may open any new location within the continental United States provided such Borrower (a) gives Lender thirty
(30) days prior written notice of the intended opening of any such new location, other than temporary sites for closeout liquidation events established on reasonable advance notice to Lender and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements, Landlord Agreements, Mortgagee Agreements and Warehouseman's Agreements, as applicable.

     9.3 Compliance with Laws, Regulations, Etc. Each Borrower shall at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements, of any foreign, Federal, State or local governmental authority, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Code, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all Environmental Laws.

     9.4 Payment of Taxes and Claims. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5 Insurance. Each Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6 Financial Statements and Other Information.

          (a) Each Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its subsidiaries (if any) in accordance with GAAP, and Borrowers shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and an unaudited consolidating statement of operations by business unit, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations, in each case having a value of $250,000 or more, or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of any Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. No Borrower shall, directly or indirectly:

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, except for:

               (i) sales of Inventory in the ordinary course of business or consignments of Inventory permitted hereunder,

               (ii) the disposition of worn-out or obsolete Equipment, so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Borrowers, but excluding for purposes of such $500,000 limitation, the value of any Equipment that was previously used in LFI's manufacturing facility in Baltimore, Maryland and is disposed of in any such fiscal year,

               (iii)  sales or other  dispositions  by a  Borrower  of assets in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of Borrowers' business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, Borrowers shall not have closed or sold retail store locations accounting for more than twenty-five (25%) of all retail store sales of Borrowers in the immediately preceding twelve (12) month period, (B) Lender shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred and be continuing, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (E) any and all net proceeds payable or delivered to a Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Lender in accordance with the terms of this Agreement either, at Lender's option, for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds reflect payment in respect of indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such indebtedness secured thereby) or to be held by Lender as cash collateral for the Obligations on terms and conditions acceptable to Lender; or

          (c) form or acquire any subsidiaries, or

          (d) wind up, liquidate or dissolve (except for dissolution of any inactive Guarantors upon not less than twenty (20) days prior written notice to Lender), or

          (e) agree to do any of the foregoing.

     9.8 Encumbrances. No Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) subordinate liens and security interests of the Subordinated Lenders securing indebtedness and subject to the intercreditor and subordination agreement in favor of Lender referred to in Section 9.9(d) hereof; (g) liens and security interests with respect to the Real Property of LFI located in Eldersburg, Maryland securing indebtedness permitted under
Section 9.9(e) or (f) hereof; (h) liens or rights of setoff on or against credit balances of Borrowers with Credit Card Issuers (but not liens on or rights of setoff against any other property or assets of Borrowers) pursuant to the Credit Card Agreements to secure the obligations of Borrowers to the Credit Card Issuers as a result of fees and chargebacks; (i) deposits of cash with the owner or lessor of premises leased and operated by a Borrower in the ordinary course of the business of Borrowers' to secure the performance by such Borrower of its obligations under the terms of the lease for such premises; and (j) the liens and security interests set forth on Schedule 8.4 hereto.

     9.9 Indebtedness. No Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness, except:

          (a) the Obligations;

          (b) short-term intercompany loans by one Borrower to another Borrower in the ordinary course of business;

          (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

          (d) fully subordinated indebtedness of Borrowers to the Subordinated Lenders pursuant to the financing arrangements and documents, agreements and/or instruments described on Schedule 9.9 hereto; provided, that, (i) Borrowers may only make payments in respect of such indebtedness in accordance with the terms of the Subordinated Loan Documents as in effect on the date hereof, and provided each such payment is permitted under the intercreditor and subordination agreement executed by the Subordinated Lenders in favor of Lender with respect thereto, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change in any way adverse to Lender or any Borrowers or Obligor, the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

          (e) indebtedness of LFI to MetLife pursuant to the financing arrangements and documents, agreements and/or instruments described on Schedule
9.9 hereto; provided, that, (i) LFI may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the document, agreement and/or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) LFI shall not, directly or indirectly, (A) amend, modify, alter or change in any way adverse to Lender or any Borrower or Obligor, the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) LFI shall furnish to Lender all notices or demands in connection with such indebtedness either received by LFI or on its behalf, promptly after the receipt thereof, or sent by LFI or on its behalf, concurrently with the sending thereof, as the case may be;

          (f) indebtedness that refinances the indebtedness described in Section 9.9(e) on terms not involving an increased principal amount of such indebtedness as so refinanced, or a shorter maturity, or a larger amortization of principal required in any period, or an increased interest rate, or any additional collateral or other provisions adverse to Lender or any Borrower or Obligor, and provided the holder of any lien on the Real Property described in Section 9.8(g) that secures such refinancing indebtedness executes and delivers a Mortgagee Agreement in favor of Lender containing the same provisions for Lender's benefit as the Mortgagee Agreement delivered by MetLife or such other terms as Lender shall require or approve;

          (g) indebtedness to certain employees of LFI evidenced by notes required to be delivered by LFI if such employee exercises such employee's put option in respect of shares of and options to purchase Capital Stock of LFI subject thereto and LFI is not, for any reason, permitted to or able to pay the purchase price for the shares and options subject to such exercise, in all events limited by the terms of the Stockholders' Agreement dated as of June 27, 1990, as amended, as in effect on the date hereof; provided such indebtedness is fully subordinated in right of payment to the prior indefeasible payment and satisfaction of all Obligations; and

          (h) indebtedness  existing as of the date hereof set forth on Schedule
9.9 hereto, provided, that, (i) the applicable Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) such Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10 Loans, Investments, Guarantees, Etc. None of the Borrowers shall directly or indirectly make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of any Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) loans and advances by one Borrower to another Borrower constituting permitted indebtedness under Section 9.9 hereof; (d) advances to employees of Borrowers for travel and relocation expenses, in the ordinary course of business, not to exceed $500,000 in the aggregate for all such advances by any and all Borrowers at any one time outstanding; and (e) the existing loans, advances and guarantees by Borrowers outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire any such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrowers shall furnish to Lender all notices, demands or other material in connection with such loans, advances or guarantees either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

     9.11 Dividends and Redemptions. No Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that LFI may, out of legally available funds therefor, redeem and/or repurchase certain shares and options to purchase shares of Capital Stock of LFI owned by certain employees of LFI, pursuant to the exercise of the put options described in Section 9.9(g) hereof ("Management Put Repurchases"), but not to exceed the amount of $250,000 so expended in any fiscal year of LFI and provided no Event of Default, and no event or state of facts that would, with notice or passage of time or both, constitute an Event of Default, exists or has occurred and is continuing, or would exist or occur after giving effect to such redemption or repurchase or any payment therefor (other than by delivery of a subordinated note evidencing indebtedness permitted under Section 9.9(g) hereof). Any amount permitted to be paid for Management Put Repurchases and not so used in any fiscal year may be carried over to succeeding fiscal years, but in no event may the amount so paid, including any amount carried over from prior years, exceed $500,000 in the aggregate in any fiscal year of Borrowers.

     9.12 Transactions with Affiliates. No Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other affiliate of such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing, to any officer, employee, shareholder, director or other person affiliated with such Borrower except reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business.

     9.13 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do,
permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, each Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrowers; provided, that, such Borrower shall give Lender not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of a Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) such Borrower delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

     9.14 Compliance with ERISA.

          (a) No Borrower shall with respect to any "employee benefit plans" maintained by a Borrower or any ERISA Affiliate of a Borrower: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject a Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation, or (vi) except as described in Schedule

8.10 hereto, incur any withdrawal liability with respect to any multiemployer pension plan.

          (b) As used in this Section 9.14, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

     9.15 Additional Bank Accounts. No Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     9.16 Capital Expenditures. Borrowers and their subsidiaries shall not, directly or indirectly, make any Capital Expenditures, during any measurement period listed below, in excess of the amounts listed below for such period, on an aggregate basis for all Borrowers and their subsidiaries:

         Fiscal Year Ending the
         Last Saturday in February                              Amount

                  1998                                        $12,000,000

                  1999                                        $20,000,000

                  2000 and, unless  otherwise
                  agreed in writing by the
                  parties hereto, each year
                  thereafter                                  $20,000,000

Up to $2,000,000 in the aggregate for Borrowers and their subsidiaries of amounts permitted to be expended for Capital Expenditures as provided above, if not expended in the fiscal year for which permitted, may be carried forward for Capital Expenditures in the next following fiscal year.

     9.17 EBITA. Borrowers shall not permit EBITA of Borrowers and their subsidiaries for any period commencing on the first day of the applicable fiscal year set forth below and ending on the last day of the applicable fiscal quarter set forth below (each such period, a year-to-date ("YTD") or full fiscal year, as applicable) to be less than the respective amount set forth below opposite such fiscal quarter:

================================================================================
Fiscal Year Ending Last
Saturday in February, 1998                                         Minimum EBITA
--------------------------------------------------------------------------------
First Quarter YTD                                                  ($12,000,000)
--------------------------------------------------------------------------------
Second Quarter YTD                                                 ($12,000,000)
--------------------------------------------------------------------------------
Third Quarter YTD                                                   $ 1,000,000
--------------------------------------------------------------------------------
Full Fiscal Year                                                    $ 6,000,000
================================================================================

================================================================================
Fiscal Year Ending Last
Saturday in February, 1999
--------------------------------------------------------------------------------
First Quarter YTD                                                  ($12,000,000)
--------------------------------------------------------------------------------
Second Quarter YTD                                                 ($12,000,000)
--------------------------------------------------------------------------------
Third Quarter YTD                                                   $ 3,000,000
--------------------------------------------------------------------------------
Full Fiscal Year                                                    $ 8,000,000
================================================================================

================================================================================
Fiscal Year Ending Last Saturday in February, 2000 and, unless otherwise agreed in writing by the parties hereto, each year thereafter
--------------------------------------------------------------------------------
First Quarter YTD                                                  ($12,000,000)
--------------------------------------------------------------------------------
Second Quarter YTD                                                 ($12,000,000)
--------------------------------------------------------------------------------
Third Quarter YTD                                                   $ 5,000,000
--------------------------------------------------------------------------------
Full Fiscal Year                                                    $10,000,000
================================================================================

     9.18 Cleanup and Excess Availability. For at least thirty (30) consecutive days during the period between December 1 of each calendar year and March 31 of the immediately following calendar year, Borrowers (i) shall not permit the aggregate principal amount of all outstanding Loans to be greater than $10,000,000 and (ii) shall maintain Excess Availability of greater than $15,000,000.

     9.19 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.20 Certain Notices. Borrowers or LFI as agent for Borrowers shall promptly send to Lender a copy of each default or termination notice sent by or on behalf of any Borrower to, or to any Borrower by, any operator of a warehouse where Eligible Inventory is kept, or any lessor of a material number of retail store locations of Borrowers, or any mortgagee of Real Property of any Borrower, or any Credit Card Issuer or Credit Card Processor, or any trademark licensor or licensee of any Borrower, or any customs broker or similar agent for a Borrower, or any material Equipment lessor, with respect to the existing or any future arrangements or agreements between any Borrower and any such person(s).

     9.21 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, at Borrowers' expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of each Borrower and/or LFI as agent for Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) any Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

          (b) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $250,000 in any one case or in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

          (f) any Borrower or any Obligor is generally unable to meet its debts as they become due during the then-current term or renewal term of this Agreement, makes an assignment for the benefit of creditors, or makes or sends notice of a bulk transfer;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

          (i) any default by any Borrower or any Obligor under any of the Subordinated Loan Documents or any default by any Borrower or any Obligor under any other agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, where the agreement, document or instrument under which the default arises or exists, relates to such indebtedness or obligations in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) (i) any change in its controlling ownership occurs with respect to any Borrower other than LFI, or (ii) with respect to LFI, if, other than as a result of a public offering of the common stock of LFI, any person, or two or more persons acting in concert, acquires ownership or control of shares of Capital Stock of LFI representing more than fifty (50%) percent of the combined voting power of all outstanding Capital Stock of LFI, or the power to designate or elect a majority of the members of the Board of Directors of LFI, excluding, however,
(x) ownership or control of Capital Stock of LFI, or power to designate or elect a majority of the members of the Board of Directors of LFI, whether or not acquired after the date hereof by any or all of the existing holders of the Capital Stock of LFI as of the date hereof, and (y) ownership or control of Capital Stock of LFI or the power to designate or elect a majority of the members of the Board of Directors of LFI, to the extent acquired by persons that are not holders of the Capital Stock of LFI as of the date hereof but are financial institutions or institutional investors acceptable to Lender;

          (k) the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such Obligor;

          (l) each of the persons holding the offices of chief executive officer, chief operating officer and chief financial officer of LFI as of the date hereof, shall cease to act in such capacities, unless each is replaced within a reasonable period of time with persons of comparable experience and capability as reasonably determined by Lender;

          (m) there shall be a material adverse change after the date hereof in the business or assets of the Borrowers and Obligors, taken as a whole; or

          (n) there shall be an event of default under any of the other Financing Agreements.

     10.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrowers, or to LFI as agent for Borrowers, designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof to Borrowers and each Borrower, and LFI as agent for Borrowers, waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

          (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

          (b) Each Borrower and Lender irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the

Collateral or to otherwise enforce its rights against such Borrower or its property).

          (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon such Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Lender against such Borrower for the amount of the claim and other relief requested.

          (d) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment binding on Lender, that the losses were the result of acts or omissions of Lender constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

     11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower, or on LFI as agent for Borrowers, which Lender may elect to give shall entitle such Borrower or any other Borrower or LFI as agent for Borrowers to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of each Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Borrowers shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, except for any of such losses, claims, damages, liabilities, costs and expenses resulting from Lender's own gross negligence or wilful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

     12.1 Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on April 30, 2000 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other parties at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                  Amount                                        Period

(i)    Two (2%) percent of $150,000,000               From the date hereof to
                                                      and including April 30,
                                                      1998.

(ii)   One (1%) percent of $150,000,000               From May 1, 1998 to
                                                      and including April 30,
                                                      1999.

(iii)  One (1%) percent of the daily                  From May 1, 1999 to
       average of outstanding Loans and               but not including
       and Letter of Credit                           April 30, 2000.
       Accommodations for the
       twelve (12) months immediately
       preceding the effective date of
       termination.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to one or more Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding the foregoing, no early termination fee shall be payable if all Borrowers request the termination of the Agreement and repay all of the Obligations with the proceeds of refinancing provided by CoreStates Bank, N.A. and otherwise comply with the provisions of this Section 12.1.

     12.2 Appointment of Borrowers' Agent.

          (a) Each Borrower hereby irrevocably appoints LFI as agent for such Borrower hereunder and under the other Financing Agreements, to act in such capacity as agent for such Borrower hereunder and LFI hereby accepts such appointment. Each Borrower further irrevocably authorizes LFI as agent for such purposes to take such action on such Borrower's behalf and to exercise such rights and powers hereunder and under the other Financing

Agreements as are delegated to LFI in such capacity by the terms hereof and thereof, together with such rights and powers as are reasonably incidental thereto.

          (b) LFI as agent for each Borrower is hereby expressly and irrevocably authorized by each Borrower, without hereby limiting any implied or express authority, (i) to give and receive on behalf of such Borrower all notices and other materials delivered or provided to be delivered by Lender to such Borrower or by such Borrower to Lender pursuant to the Financing Agreements, (ii) to request Loans and Letter of Credit Accommodations on behalf of such Borrower,
(iii) to receive disbursements of Loans and other financing accommodations on behalf of such Borrower, and (iv) to pay, on behalf of such Borrower, all Obligations of such Borrower at any time due Lender pursuant to the terms of this Agreement.

     12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive offices set forth below, or to such other address as any party may designate by written notice to the other parties in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation; provided, however, that, unless an Event of Default exists or has occurred and is continuing, and except at any time in favor of its affiliates or any entity that acquires or succeeds to all or substantially all of its business, Lender will not, without obtaining Borrowers' written consent (not to be unreasonably withheld or delayed), grant any participation or assign any of its interests in the Loans or Letter of Credit Accommodations under terms permitting any or all such non-affiliated participants or non-affiliated assignees to determine or restrict the right of Congress Financial Corporation or its existing or future affiliates or any entity that acquires or succeeds to all or substantially all of its business to determine, whether in its capacity as Lender, agent for the then-Lender or Lenders or otherwise, the amounts of Eligible Accounts, Eligible Inventory or Availability Reserves as provided herein, except that the foregoing agreement by Lender contained in this proviso shall not apply to any participation or assignment granted or made by Lender after the occurrence of an Event of Default.

     12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

================================================================================
LENDER                                            BORROWERS

CONGRESS FINANCIAL CORPORATION                    LONDON FOG INDUSTRIES, INC.

By:___________________________                    By:___________________________

Title:________________________                    Title:________________________

Address:                                          Chief Executive Office:

1133 Avenue of the Americas                       1332 Londontown Boulevard
New York, New York 10036                          Eldersburg, Maryland 21784

                                                  PACIFIC TRAIL, INC.

                                                  By:___________________________

                                                  Title:________________________

                                                  Chief Executive Office:

                                                  1700 Westlake Avenue North
                                                  Suite 200
                                                  Seattle, Washington  98109

                                                  THE SCRANTON OUTLET
                                                  CORPORATION

                                                  By:___________________________

                                                  Title:________________________

                                                  Chief Executive Office:

                                                  1332 Londontown Boulevard
                                                  Eldersburg, Maryland 21784
================================================================================